                       SECURITIES AND EXCHANGE COMMISSION

             ------------------------------------------------------

                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                February 11, 2002
                        ---------------------------------
                        (date of earliest event reported)



                             NORTEL NETWORKS LIMITED
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)






          CANADA                     000-30758                 62-12-62580
----------------------------        -----------            -------------------
(State or other jurisdiction        (Commission               (IRS Employer
      of incorporation)             File Number)           Identification No.)






8200 Dixie Road, Suite 100, Brampton, Ontario, Canada             L6T 5P6
-----------------------------------------------------            ----------
    (address of principal executive offices)                     (Zip code)





Registrant's telephone number, including area code (905) 863-0000.


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ITEM 5.   OTHER EVENTS

On February 11, 2002, Nortel Networks Corporation issued a press release announcing the resignation of its chief financial officer. Nortel Networks Corporation owns all of the Registrant's common shares and the Registrant is Nortel Networks Corporation's principal direct operating subsidiary. As the Registrant and Nortel Networks Corporation share the same management team, the management changes outlined in the press release are also effective for the Registrant. The press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Nortel Networks Corporation, also disclosed today that a purported class action lawsuit was filed in the United States District Court for the Middle District of Tennessee on December 21, 2001, on behalf of participants and beneficiaries of the Nortel Networks Long-Term Investment Plan (the "Plan") at any time during the period of March 7, 2000 through the filing date and who made or maintained Plan investments in Nortel Networks Corporation common shares, under the Employee Retirement Income Security Act for Plan-wide relief and alleging, among other things, material misrepresentations and omissions to induce Plan participants to continue to invest in and maintain investments in Nortel Networks Corporation common shares in the Plan. The lawsuit seeks an unspecified amount of damages. Nortel Networks Corporation intends to vigorously defend this lawsuit.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c)    Exhibits.

99.1   Press Release dated February 11, 2002.





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                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        NORTEL NETWORKS LIMITED



                                        By:     /s/ NICHOLAS J. DEROMA
                                              ----------------------------------
                                              Nicholas J. DeRoma
                                              Chief Legal Officer



                                        By:     /s/ BLAIR F. MORRISON
                                              ----------------------------------
                                              Blair F. Morrison
Dated:  February 12, 2002                     Assistant Secretary





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